UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2013

SOTHERLY HOTELS INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32379	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MHI Hospitality Corporation

(Former Name)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Current Report on Form 8-K/A (the “Amendment”) amends a Current Report on Form 8-K filed by Sotherly Hotels Inc. (the “Company”) on April 18, 2013 (the “Original Filing”). The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency of future advisory votes on executive compensation. This Amendment does not modify or update any other disclosure contained in the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 16, 2013, at the Company’s annual meeting of stockholders, in a non-binding advisory vote of the Company’s stockholders regarding the frequency of holding future advisory votes on executive compensation, the proposed frequency that received the majority of votes cast was every one year. In light of this result, the Company will hold a non-binding advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2013

SOTHERLY HOTELS INC.

By:	/s/ Andrew M. Sims
Andrew M. Sims Chief Executive Officer

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